Exhibit 99.1

Calix Reports Second Quarter 2010 Financial Results

PETALUMA, CA — July 22, 2010 — Calix, Inc. (NYSE: CALX) today announced unaudited financial results for the second quarter ended June 26, 2010. Revenue for the second quarter of 2010 was $71.7 million, an increase of 50% from revenue reported for the second quarter of 2009 of $47.8 million.

GAAP net loss for the second quarter of 2010 was $3.2 million, or pro forma $(0.09) per share, compared to a GAAP net loss of $8.8 million, or pro forma $(0.33) per share, reported for the second quarter of 2009 (assuming the conversion of preferred stock into common stock as of the beginning of the second quarter of 2009). GAAP results for the periods presented include stock-based compensation, amortization of acquisition-related intangible assets, changes in the fair market value of preferred stock warrants and preferred stock dividends. A reconciliation of GAAP and non-GAAP results is included as part of this release.

Excluding the above-mentioned non-cash items and assuming the conversion of preferred stock to common stock as of the beginning of each quarter, non-GAAP net income for the second quarter of 2010 was $5.5 million, or $0.14 per fully diluted share, as compared to non-GAAP net loss of $5.2 million, or $(0.19) per fully diluted share, in the second quarter of 2009.

GAAP Results

	Q2 2010	Q2 2009	Vs. Q2 2009
Revenue	$71.7 million	$47.8 million	+ 50%
Net Loss	$(3.2 million )	$(8.8 million )	+ 64%
Loss per Share	$(0.09)	$(2.18)	+ 96%
Pro Forma Loss per Share(1)	$(0.09)	$(0.33)	+ 73%

Non-GAAP Results

	Q2 2010	Q2 2009		Vs. Q2 2009
Net Income (Loss)	$5.5 million	$(5.2 million	)	+ 207%
Diluted Income (Loss) per Share(1)(2)	$0.14	$(0.19)		+ 174%

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the second quarter of 2009.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for the second quarter of 2010.

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“Second quarter results were ahead of our expectations and represented strong growth and increased market momentum,” said Calix president and CEO Carl Russo. “Communications service providers continued to leverage the increasing strength of our Unified Access portfolio to bring ‘Fiber Forward’ in their networks. As we look into the third quarter, we see a clear path to achieving our goals, but we will continue to manage our business closely as we monitor the macroeconomic climate.”

Calix also announced today that long-time board of directors member Paul Ferris, general partner at Azure Capital Partners, has resigned effective July 20, 2010.

“As our first venture board member and an active member of our board for ten years, Paul was instrumental in guiding Calix through significant growth during a variety of market conditions,” continued Russo. “We deeply appreciate the decade of service that Paul provided to the company, and wish him well as he ushers other companies to new stages of growth.”

“It has been hugely gratifying to help guide a small company with a big vision to the market leadership position Calix finds itself in today,” said Ferris. “Calix is well-positioned to benefit from a number of strong growth opportunities in both its existing and in new markets, and I am confident that the company has the resources in place continue to expand its market success.”

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss its second quarter 2010 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information:

•	Dial-in number: (800) 688-0836 (U.S.) or (617) 614-4072 (outside the U.S.)

•	Passcode: 25726993

Replay call access information:

•	Replay call dial-in: (888) 286-8010 (U.S.) or (617) 801-6888 (outside the U.S.)

•	Passcode: 24737813

The conference call and webcast will include forward looking information.

About Calix

Calix, Inc. (NYSE: CALX) is a leading provider in North America of broadband communications access systems and software for copper- and fiber- based network architectures that enable communications service providers to connect to their residential and business subscribers. Calix enables communications service providers to provide a wide range of revenue-generating services, from basic voice and data to advanced broadband services, over legacy and next-generation access networks. The Calix Unified Access Portfolio helps these companies to transform their legacy and mixed protocol access networks to fiber and Ethernet. Calix has shipped over six million ports of its Unified Access Infrastructure portfolio to more than 500 North American and international customers, whose networks serve over 40 million subscriber lines in total. For more information, visit the Calix website at www.calix.com.

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Forward-Looking Statements

This press release and its attachments contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include the quotations from management in this press release, including the Company’s beliefs about the strength of its Unified Access portfolio and its ability to bring ‘Fiber Forward’ in the networks of communication service providers and the Company’s ability to achieve its goals, as well as any statements regarding the Company’s strategic and operational plans. You are cautioned not to place undue reliance on these forward-looking statements, which are based on management’s expectations, estimates and judgment and current trends and market conditions and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its report on Form 10-Q for the fiscal quarter ended March 27, 2010, filed with the SEC on May 7, 2010, available at http://www.sec.gov and from time to time in the Company’s periodic reports.

All forward-looking statements are made as of the date of this release, and except as required by law, the Company does not intend, and undertake no duty, to update this information to reflect new information, future events or circumstances or otherwise. Although this release may remain available on the Company’s website or elsewhere, its continued availability does not indicate that the Company is reaffirming or confirming any of the information contained herein.

Use of Non-GAAP financial information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income (loss) and non-GAAP basic and diluted income (loss) per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they exclude certain non-cash charges which the Company believes are not indicative of its core operating results. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with these results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

The Company makes adjustments for the following items in analyzing its operating results as it does not consider these items to part of the Company’s ongoing operating activities or meaningful in evaluating the Company’s financial performance:

Stock-based compensation

A non-cash expense incurred in accordance with SFAS 123R using the modified prospective transition method.

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Amortization of acquisition related intangible assets

A non-cash expense resulting from intangible assets acquired in the acquisition of Optical Solutions, Inc. (OSI) in February 2006. The Company is required to amortize these assets over their expected useful lives.

Change in fair value of preferred stock warrants

A non-cash expense or benefit resulting from the revaluation of the Company’s preferred stock warrant liability. Upon completion of the Company’s initial public offering, the preferred warrant liability was reclassified as a component of stockholders’ equity, and the Company is no longer required to revalue the warrants.

Preferred stock dividends

Preferred stock dividends represent Series I preferred stock dividends paid to the Company’s Series I stockholders prior to the conversion of preferred stock into common stock in connection with the Company’s initial public offering.

Investor Relations Contact:

Carolyn Bass

415-445-3232

Carolyn.Bass@Calix.com

Press Contact:

Catherine Koo

415-992-4400

calix@lewispr.com

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Condensed Statement of Operations

(in thousands)

	Three Months Ended		Six Months Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
	(unaudited)		(unaudited)
Revenue	$71,653	$47,842	$119,856	$84,988
Cost of revenue:
Products and services(1)	41,855	31,076	72,026	56,467
Amortization of existing technologies	1,360	1,360	2,720	2,720

Total cost of revenue	43,215	32,436	74,746	59,187

Gross profit	28,438	15,406	45,110	25,801

Operating expenses:
Research and development(1)	13,086	10,742	24,933	21,210
Sales and marketing(1)	10,184	7,988	18,606	15,197
General and administrative(1)	7,423	4,238	12,171	7,901
Amortization of intangible assets	185	185	370	370

Total operating expenses	30,878	23,153	56,080	44,678

Loss from operations	(2,440)	(7,747)	(10,970)	(18,877)

Other income (expense):
Interest income	103	27	177	106
Interest expense	(620)	(1,079)	(1,093)	(2,022)
Change in fair value of preferred stock warrants	—	95	(173)	95
Other income (expense)	(2)	40	9	104

Loss before provision for income taxes	(2,959)	(8,664)	(12,050)	(20,594)
Provision for income taxes	243	138	414	268

Net loss	(3,202)	(8,802)	(12,464)	(20,862)
Preferred stock dividends	—	—	900	652

Net loss attributable to common stockholders	$(3,202)	$(8,802)	$(13,364)	$(21,514)

Net loss per common share:
Basic and diluted	$(0.09)	$(2.18)	$(0.63)	$(5.34)

Pro forma basic and diluted	$(0.09)	$(0.33)	$(0.36)	$(0.80)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	37,212	4,030	21,305	4,028

Pro forma basic and diluted (2)	37,212	26,855	34,614	26,149

(1)	Includes stock-based compensation as follows:

	Three Months Ended		Six Months Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
	(unaudited)		(unaudited)
Cost of revenue	$484	$168	$624	$347
Research and development	1,686	619	2,256	1,348
Sales and marketing	1,247	422	1,681	877
General and administrative	3,764	968	5,427	1,878

	$7,181	$2,177	$9,988	$4,450

(2)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the second quarter of 2009 and the beginning of the six month periods ended June 26, 2010 and June 27, 2009.

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Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended		Six Months Ended
	June 26, 2010	June 27, 2009	June 26, 2010	June 27, 2009
GAAP net loss attributable to common stockholders	$(3,202)	$(8,802)	$(13,364)	$(21,514)
Adjustments to reconcile GAAP net loss to non-GAAP net loss:
Stock-based compensation	7,181	2,177	9,988	4,450
Amortization of intangible assets	1,545	1,545	3,090	3,090
Change in fair value of preferred stock warrants	—	(95)	173	(95)
Preferred stock dividends	—	—	900	652

Non-GAAP net income (loss)	$5,524	$(5,175)	$787	$(13,417)

Non-GAAP net income (loss) per common share
Basic	$0.15	$(0.19)	$0.02	$(0.51)

Diluted	$0.14	$(0.19)	$0.02	$(0.51)

Weighted average shares used to compute non-GAAP net income (loss) per common share - Basic (1)	37,212	26,855	34,614	26,149

Weighted average shares used to compute non-GAAP net income (loss) per common share - Diluted (1)(2)	39,413	26,855	36,409	26,149

(1)	Includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the second quarter ended June 27, 2009 and the beginning of the six month periods ended June 26, 2010 and June 27, 2009.
(2)	Includes the dilutive effect of oustanding stock options, warrants and restricted stock units for the three and six months ended June 26, 2010.

	Three Months Ended				Six Months Ended
	June 26,		June 27,		June 26,		June 27,
	2010		2009		2010		2009
GAAP gross profit and gross margin	$28,438	39.7%	$15,406	32.2%	$45,110	37.6%	$25,801	30.4%
Adjustments to reconcile GAAP gross profit and gross margin to non-GAAP gross profit and gross margin:
Stock-based compensation	484		168		624		347
Amortization of intangible assets	1,360		1,360		2,720		2,720

Non-GAAP gross profit and gross margin	$30,282	42.3%	$16,934	35.4%	$48,454	40.4%	$28,868	34.0%

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Condensed Balance Sheets

(In thousands)

	June 26,	December 31,
	2010	2009
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$24,721	$31,821
Marketable securities	77,166	36,228
Restricted cash	—	629
Accounts receivable, net	35,540	46,992
Inventory	24,943	18,556
Deferred cost of goods sold	15,846	16,468
Prepaid and other current assets	3,584	4,018

Total current assets	181,800	154,712

Property and equipment, net	11,818	11,293
Goodwill	65,576	65,576
Intangible assets, net	3,605	6,695
Other assets	2,416	2,840

Total assets	$265,215	$241,116

LIABILITIES, CONVERTIBLE PREFERRED STOCK AND
STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,309	$14,635
Accrued liabilities	26,510	28,629
Preferred stock warrant liabilities	—	195
Loans payable	—	3,333
Deferred revenue	29,263	29,921

Total current liabilities	60,082	76,713

Loans payable	—	16,667
Long-term portion of deferred revenue	8,572	6,556
Other long term liabilities	1,040	910

Total liabilities	69,694	100,846

Convertible preferred stock	—	479,628

Stockholders’ equity (deficit):
Common stock	933	102
Additional paid-in capital	600,157	52,739
Other comprehensive income (loss)	(23)	(17)
Accumulated deficit	(405,546)	(392,182)

Total stockholders’ equity (deficit)	195,521	(339,358)

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$265,215	$241,116

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Condensed Statement of Cash Flows

(in thousands)

	Six Months Ended
	June 26, 2010	June 27, 2009
	(unaudited)
Operating activities
Net cash used in operating activities	$(200)	$(8,027)

Investing activities
Acquisition of property and equipment	(2,906)	(1,559)
Purchase of marketable securities	(56,567)	—
Sales and maturities of marketable securities	15,208	—

Net cash used in investing activities	(44,265)	(1,559)

Financing activities
Proceeds from initial public offering of common stock, net of issuance costs	57,293	—
Principal payments on loans	(20,000)	—
Proceeds from issuance of Series J preferred stock	47	34,258
Proceeds from exercise of stock options	25	10
Repurchase of common and preferred stock	—	(12)

Net cash provided by financing activities	37,365	34,256

Net increase (decrease) in cash and cash equivalents	(7,100)	24,670
Cash and cash equivalents at beginning of year	31,821	23,214

Cash and cash equivalents at end of year	$24,721	$47,884

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